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                                                                  EXHIBIT 10.12a
                                FIRST AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

         This First Amendment to Amended and Restated Credit Agreement (this "Amendment"), made and entered into effective as of the 15th day of May, 1995, by and among O'Sullivan Industries, Inc., a Delaware corporation ("Industries"), O'Sullivan Industries Holdings, Inc., a Delaware corporation ("Holdings"), The Boatmen's National Bank of St. Louis, a national banking association and Wachovia Bank of Georgia, N.A., a national banking association (each a "Lender" and together, "Lenders"), and The Boatmen's National Bank of St. Louis, as agent ("Agent").

                                   Recitals:

A. Borrower and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of November 22, 1994 (the "Loan Agreement") pursuant to which Lenders have extended certain credit facilities to Borrower.

B. Borrower and Lenders desire, upon the terms and conditions set forth herein, to amend the Loan Agreement to provide for the exclusion of certain amounts related to the securities litigation referred to on Borrower's Disclosure Schedule to the Loan Agreement.

         In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Loan Agreement.

2.       AMENDMENT TO LOAN AGREEMENT.  The definition of "EBITDA" in Section
15.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                 "'EBITDA' means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, minus any extraordinary gains, plus any extraordinary losses; provided, however, that regardless of GAAP, any amounts paid in settlement of, or pursuant to a judgment rendered in, the securities litigation described on the Disclosure Schedule shall be treated as extraordinary items, and provided further, that the aggregate of all such amounts shall not exceed the lesser of (i) the amount of any judgment rendered in such litigation or (ii) five percent (5%) of Borrower's Tangible Net Worth as of December 31, 1994, plus all of the following that were deducted in calculating such net income: (a) interest expense;
                 (b) provisions for taxes; and (c) depreciation, amortization and other non-cash charges."

3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lenders that (i) no consents are necessary from any third parties for Borrower's execution, delivery or performance of this Amendment, (ii) this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency, fraudulent conveyance,









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reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity), (iii) except as disclosed on the disclosure schedule attached to the Loan Agreement, all of the representations and warranties contained in Section 11 of the Loan Agreement, as amended by this Amendment, are true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment, and (iv) there exists no Default or Event of Default under the Loan Agreement, as amended by this Amendment.

4. EFFECT ON LOAN DOCUMENTS. Except as specifically amended hereby, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lenders under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Loan Agreement, as amended hereby.

5. REAFFIRMATION. Borrower hereby ratifies, affirms, acknowledges, and agrees that the Loan Agreement (as amended by this Amendment) represents the valid, enforceable and collectible obligations of Borrower, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity), and Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever known to Borrower with respect to any of the Loan Documents.

6. GOVERNING LAW. This Amendment has been delivered in St. Louis, Missouri and shall be governed by and construed in accordance with the laws and decisions of the State of Missouri without giving effect to the choice or conflicts of law principles thereunder.

7. SECTION TITLES. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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  IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                               O'SULLIVAN INDUSTRIES, INC.

                               By:  /s/ Gregory C. Kowert
                                    Vice President-Finance and
                                    Chief Financial Officer


                               O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                               By:  /s/ Gregory C. Kowert
                                    Vice President-Finance and
                                    Chief Financial Officer


                               THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, AS
                               AGENT AND A LENDER

                               By:  /s/ Douglas W. Thornsberry
                                    Assistant Vice President

                               WACHOVIA BANK OF GEORGIA, N.A., AS A LENDER

                               By:  /s/ Terry L. Akins
                                    Senior Vice President

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